Exhibit 31.13
CERTIFICATION OF CEO PURSUANT TO RULE 13a-14(a) or 15d-14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002
I, Christopher J. Littlefield, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2017 of FGL Holdings; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 15, 2018

/s/ CHRISTOPHER J. LITTLEFIELD
Christopher J. Littlefield
President & Chief Executive Officer